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                       SECURITIES AND EXCHANGE COMMISSION

              ____________________________________________________

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                October 24, 2000


                           NORTEL NETWORKS CORPORATION
            ________________________________________________________

             (Exact name of registrant as specified in its charter)






          CANADA                         1-7260              Not Applicable
----------------------------          ------------         -------------------

(State or other jurisdiction          (Commission          (IRS Employer
      of incorporation)               File Number)         Identification No.)







8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                 L6T 5P6
-----------------------------------------------------                ----------
     (address of principal executive offices)                        (Zip code)





Registrant's telephone number, including area code (905) 863-0000.

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ITEM 5.         OTHER EVENTS

                On October 24, 2000, the Registrant announced, in conjunction with the release of its financial results for the third quarter of 2000, that it continues to expect that its percentage revenue growth in 2000 over 1999 will be in the low 40's. Consistent with the Registrant's overall expectations for the year was the reiteration by the Registrant of its expectation that its Optical Internet solutions revenues will exceed US$10 billion. The Registrant also stated that it expects that its percentage growth in earnings per share from operations in 2000 compared with 1999 will also be in the low 40's, up from its previously stated expectation which was in the high 30's. Looking forward to 2001, the Registrant stated its expectation that the overall market will grow in excess of 20 percent. Compared to 2000, the Registrant continues to expect to grow significantly faster than the market in 2001, with anticipated growth in revenues and earnings per share from operations in the 30 to 35 percent range.

                Certain statements included in this report are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability of the Registrant to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry; the uncertainties of the Internet; stock market volatility; the ability of the Registrant to recruit and retain qualified employees; and the impact of increased provision of customer financing by the Registrant. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant with the United States Securities and Exchange Commission. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTEL NETWORKS CORPORATION



                                              By: /S/ FRANK A. DUNN
                                                  -----------------------------
                                                  Frank A. Dunn
                                                  Chief Financial Officer



                                              By: /S/ BLAIR F. MORRISON
                                                  -----------------------------
                                                  Blair F. Morrison
                                                  Assistant Secretary

Dated:  October 27, 2000

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